Cynthia A. Demers – Corporate and Government Affairs (480) 754-4090

Stephen D. Blum – Investor Relations (480) 754-5040

The Dial Corporation Stockholders

Re-Elect Three to Board of Directors

Scottsdale, Ariz. – June 5, 2003 – The Dial Corporation (NYSE:DL) stockholders, at the Company’s annual meeting today, re-elected the following directors to three-year terms: Joy A. Amundson, 48, a principal in Amundson Partners, Inc.; Thomas L. Gossage, 68, retired Chief Executive Officer of Hercules Incorporated; and Michael T. Riordan, 52, former Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc.

     The Company’s stockholders also ratified the appointment of Deloitte & Touche LLP as Dial’s independent auditors for the fiscal year ending December 31, 2003 as set forth in the proxy statement.

     A rebroadcast of the meeting is available on the Company’s Web site at http://investor.info.dialcorp.com/webcasts.cfm through June 12, 2003.

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     The Dial Corporation is one of America’s leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.

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